UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

AXIL BRANDS, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED APRIL 18, 2025

AXIL BRANDS, INC.

9150 Wilshire Boulevard, Suite 245

Beverly Hills, California 90212

(888) 638-8883

NOTICE OF ACTION TAKEN BY

WRITTEN CONSENT OF A MAJORITY OF STOCKHOLDERS IN LIEU OF A MEETING

Dear Stockholders,

This Information Statement is being provided on or about [•], 2025, by the Board of Directors (the “Board”) of AXIL Brands, Inc., a Delaware corporation (the “Company,” “we,” “our,” or “us”), to the Company’s stockholders of record as of the close of business on April 8, 2025 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of this Information Statement is to notify the Company’s stockholders that, as recommended by the Board, on April 8, 2025, holders of a majority of the of the Company’s outstanding stock entitled to vote acted by written consent in lieu of a meeting of stockholders to approve the filing of a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to decrease the number of authorized shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), from 450,000,000 shares to 15,000,000 shares and decrease the number of authorized shares of the Company’s preferred stock, par value $0.0001 per share (“Preferred Stock”), from 300,000,000 shares to 28,000,000 shares, and to correspondingly decrease the number of shares of Preferred Stock designated as Series A Preferred Stock from 250,000,000 shares to 27,773,500 shares. The approval of such holders was sufficient under the Delaware General Corporation Law and the Company’s Certificate of Incorporation to approve the Certificate of Amendment and, accordingly, the Certificate of Amendment is not being submitted to the Company’s other stockholders for a vote.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS. NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

THIS INFORMATION STATEMENT IS PROVIDED SOLELY FOR YOUR INFORMATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required on your part. In accordance with Rule 14c-2 under the Exchange Act, we plan to file the Certificate of Amendment 20 calendar days following the mailing of this Notice and the accompanying Information Statement to stockholder of record as of the Record Date, or as soon thereafter as is reasonably practicable.

BY ORDER OF THE BOARD OF DIRECTORS
OF AXIL BRANDS, INC.,

/s/ Jeff Toghraie
Jeff Toghraie
Chief Executive Officer and Chairman of the Board of Directors [●], 2025

AXIL BRANDS, INC.

9150 Wilshire Boulevard, Suite 245

Beverly Hills, California 90212

(888) 638-8883

INFORMATION STATEMENT

In this Information Statement, unless the context otherwise requires, “AXIL,” the “Company,” “we,” “us” and “our” and similar expressions refer to AXIL Brands, Inc., a Delaware corporation. This Information Statement is being sent to inform our stockholders that we have obtained a written consent (the “Consent”) from stockholders holding a majority of the stock of the Company entitled to vote (the “Majority Stockholders”) approving the filing of a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to decrease the number of authorized shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), from 450,000,000 shares to 15,000,000 shares and decrease the number of authorized shares of the Company’s preferred stock, par value $0.0001 per share (“Preferred Stock”), from 300,000,000 shares to 28,000,000 shares, and to correspondingly decrease the number of shares of Preferred Stock designated as Series A Preferred Stock (“Series A Preferred”) from 250,000,000 shares to 27,773,500 shares. A form of the Certificate of Amendment is attached hereto as Appendix A.

This Information Statement is being mailed on or about [•], 2025 to the Company’s stockholders of record as of April 8, 2025 (the “Record Date”) that did not execute the Consent. This Information Statement constitutes notice to our stockholders of a corporate action taken by our stockholders without a meeting as required by Section 228 of the Delaware General Corporation Law (the “DGCL”). We will pay the costs of preparing and sending out the enclosed Notice and this Information Statement. We will require brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

THE ACCOMPANYING MATERIAL IS BEING PROVIDED TO YOU FOR INFORMATIONAL PURPOSES ONLY. NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

In accordance with Rule 14c-2 under the Exchange Act, we plan to file the Certificate of Amendment 20 calendar days following the mailing of this Information Statement, or as soon thereafter as is reasonably practicable.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Q:	Why am I receiving this Information Statement?

A:	The purpose of this Information Statement is to inform the Company’s stockholders that on April 8, 2025, the Majority Stockholders acted by written consent in lieu of a meeting of stockholders to approve the Certificate of Amendment. Pursuant to Section 228 of the DGCL, Section 1.9 of the amended Bylaws, and Section 14(c) of the Exchange Act and the regulations promulgated thereunder, the Company is required to provide prompt notice of a corporate action by written consent of stockholders to the Company’s stockholders who have not consented in writing to such action. You are urged to read the Information Statement in its entirety for a description of the action taken by the Company and Majority Stockholders.

Q:	What actions did the Board take?

A:	On April 8, 2025, the Board, by unanimous written consent, declared it advisable and in the best interests of the Company to approve and submit for approval to our stockholders the Certificate of Amendment, providing for a decrease in the number of authorized shares of Common Stock from 450,000,000 shares to 15,000,000 shares, a decrease in the number of authorized shares of the Preferred Stock from 300,000,000 shares to 28,000,000 shares, and a decrease the number of designated shares of Series A Preferred from 250,000,000 shares to 27,773,500 shares. The Board believes that it is in the Company’s and stockholders’ best interests to decrease the number of authorized shares of Common Stock and Preferred Stock in order to reduce significant recurring costs (primarily filing fees paid to the State of Delaware).

Q:	Do I need to consent or submit a proxy in relation to the Certificate of Amendment?

A:	No. The Majority Stockholders have already approved the Certificate of Amendment pursuant to a written consent in lieu of a meeting of stockholders. The Company is not soliciting your consent or proxy in connection with the Certificate of Amendment, and no consents or proxies are requested from stockholders.

Q:	Am I entitled to appraisal rights or dissenters’ rights?

A:	No. Stockholders are not entitled to dissenters’ rights or to demand appraisal of, or to receive payment of, their shares under the DGCL in connection with the matters described in this Information Statement.

Q:	When do you expect the Certificate of Amendment to be effective?

A:	The Certificate of Amendment will become effective upon its filing with the Secretary of State of the State of Delaware. We expect to file the Certificate of Amendment 20 calendar days following the mailing of this Information Statement, or as soon thereafter as is reasonably practicable. The Certificate of Amendment may be delayed or abandoned without further action by the stockholders at any time prior to the effectiveness of the Certificate of Amendment filed with the Secretary of State of the State of Delaware, notwithstanding the Majority Stockholders’ approval of the Certificate of Amendment, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Certificate of Amendment. Accordingly, there can be no assurance as to whether the Certificate of Amendment will become effective.

Q:	Is any action required on my part?

A:	No action is required on your part. This Information Statement is purely for your knowledge and records.

Q:	To whom may I direct any additional questions regarding this Information Statement?

A:

Any additional questions regarding this Information Statement may be directed to:

AXIL Brands, Inc.

Attn: Investor Relations

9150 Wilshire Boulevard, Suite 245

Beverly Hills, California 90212

(888) 638-8883

investors@goaxil.com

CONSENTING STOCKHOLDERS

As of the Record Date, there were 6,649,852 shares of Common Stock issued and outstanding and 27,773,500 shares of Series A Preferred issued and outstanding. Pursuant to the DGCL and the Certificate of Incorporation, the number of authorized shares of Common Stock and Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote. Each share of Common Stock is entitled to one vote. While the Common Stock is the only class entitled to vote, as the Series A Preferred does not have voting rights, holders of a majority of both the outstanding shares of Common Stock and Series A Preferred approved the Certificate of Amendment.

On April 8, 2025, the Board unanimously executed a written consent approving, and recommending that the stockholders approve, the Certificate of Amendment. Pursuant to Section 228 of the DGCL, the Majority Stockholders approved the Certificate of Amendment pursuant to the Consent, dated April 8, 2025. The Majority Stockholders are the record or beneficial owner of 3,387,115 shares of Common Stock, which represents 50.9% of the total stock entitled to vote. No consideration was paid for the consents. The names of the Majority Stockholders, affiliations with the Company and beneficial holdings are as follows:

Name of Beneficial Owner	Common Stock	Percent of Total Votes	Series A Preferred	Percent of Outstanding Series A Preferred
Intrepid Global Advisors, Inc.(1)	2,521,700	37.9%	15,456,750	55.7%
Shircoo, Inc.	551,600	8.3%	—	—
Teton 360, LLC	313,815	4.7%	9,693,250	34.9%
Total	3,387,115	50.9%	25,150,000	90.6%

(1)	Jeff Toghraie, our Chief Executive Officer and Chairman of the Board, is the managing director of Intrepid Global Advisors, Inc. (“Intrepid”). The shares of Common Stock voted by Intrepid includes 1,275,000 shares of Common Stock held directly by Don Frank Nathaniel Vasquez, over which Mr. Toghraie and Intrepid have shared voting power with Mr. Vasquez, pursuant to a Voting Agreement and Irrevocable Proxy between Mr. Vasquez and Intrepid, pursuant to which Intrepid is authorized to vote and exercise all voting rights with respect to such shares.

We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the Certificate of Amendment. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

CERTIFICATE OF AMENDMENT

The Certificate of Amendment described in this Information Statement is an amendment to the Company’s Certificate of Incorporation decreasing the number of authorized shares of Common Stock from 450,000,000 shares to 15,000,000 shares, decreasing the number of authorized shares of the Preferred Stock from 300,000,000 shares to 28,000,000 shares, and decreasing the number of designated shares of Series A Preferred from 250,000,000 shares to 27,773,500 shares. The par value of the authorized shares of Common Stock and Preferred Stock, as well as the voting powers, designations, preferences, restrictions and relative rights of the Common Stock and Preferred Stock, will remain unchanged.

On April 8, 2025, the Board approved the Certificate of Amendment, subject to the approval of the holders of a majority of the stock of the Company entitled to vote. The Majority Stockholders approved the Certificate of Amendment by written consent on April 8, 2025. The Certificate of Amendment will become effective as of the date and time stated in the Certificate of Amendment upon its filing with the Secretary of State of the State of Delaware, which we expect to file 20 calendar days following the mailing of this Information Statement, or as soon thereafter as is reasonably practicable.

The foregoing description of the Certificate of Amendment is only a summary and is qualified in its entirety by reference to the actual text of the Certificate of Amendment, a copy of which is attached hereto as Appendix A.

Purpose of the Amendment

The Board believes that it is in the Company’s and stockholders’ best interests to decrease the number of authorized shares of Common Stock and Preferred Stock in order to reduce significant recurring costs (primarily filing fees paid to the State of Delaware). The Board does not anticipate needing to issue the no-longer-authorized shares in the foreseeable future and believes it has continued to reserve a sufficient number of authorized shares of stock following the effectiveness of the Certificate of Amendment to meet the Company’s ongoing share capital needs. The Company reserves the right to seek a further increase or decrease in authorized shares from time to time in the future as considered appropriate by the Board.

Anti-Takeover Effects

The potential anti-takeover effects of the authorized and unissued shares of Common Stock would not be changed by the Certificate of Amendment. The Company’s authorized and unissued shares of Common Stock are available for future issuance without stockholder approval except as may otherwise be required by applicable regulations or Delaware law. The Company may issue additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as director, employee and consultant compensation. The existence of authorized but unissued shares of Common Stock could render more difficult, or discourage an attempt, to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise. The issuance of shares of authorized and unissued Preferred Stock by the Company could have certain anti-takeover effects under certain circumstances, and could enable the Board to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer or other business combination transaction directed at the Company by, among other things, placing shares of Preferred Stock with investors who might align themselves with the Board.

Other Potential Effects of the Proposed Amendment

The authorization of a reduced number of shares of Common Stock and Preferred Stock will not, by itself, have any effect on the rights of present stockholders. The decrease in the number of authorized shares of Common Stock and Preferred Stock would result in fewer shares of authorized but unissued Common Stock and Preferred Stock being available for future issuance for various purposes, including raising capital or making acquisitions. However, we currently expect that the amount of authorized but unissued shares of Common Stock and Preferred Stock available for future issuances following the effectiveness of the Certificate of Amendment will be sufficient for our future needs.

Reservation of Rights

The Certificate of Amendment may be delayed or abandoned without further action by the stockholders at any time prior to the effectiveness of the Certificate of Amendment filed with the Secretary of State of the State of Delaware, notwithstanding the Majority Stockholders’ approval of the Certificate of Amendment, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Certificate of Amendment. Accordingly, there can be no assurance as to whether the Certificate of Amendment will become effective.

Interests of Certain Persons in Matters to be Acted Upon

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of the Record Date, of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, our directors, our named executive officers, and our directors and current executive officers as a group. Except as indicated by the footnotes below, we believe based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Shares of our Common Stock that are subject to options currently exercisable or exercisable within 60 days of the Record Date and to outstanding shares of convertible Preferred Stock are deemed to be outstanding for computing the percentage of ownership of the person holding these options or shares of Preferred Stock and the percentage ownership of any group in which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.

We have based our calculation of the percentage of beneficial ownership on 6,649,852 shares of our Common Stock outstanding on the Record Date.

Unless otherwise noted below, the address of each of the stockholders in the table below is c/o AXIL Brands, Inc., 9150 Wilshire Boulevard, Suite 245, Beverly Hills, California 90212.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent
5% Stockholders
Jeff Toghraie, Chief Executive Officer and Chairman(1)	3,507,871	45.9%
Don Frank Nathaniel Vasquez(2)	1,276,251	19.2%
Shircoo, Inc.(3)	534,510	8.0%

Named Executive Officers and Directors (not otherwise included above)
Jeff Brown, Chief Financial Officer, Chief Operating Officer and Director(4)	266,810	3.9%
Monica Diaz Brickell, Former Chief Financial Officer(5)	30,000	*
Peter Dunne, Director(6)	31,250	*
Nancy Hundt, Director(7)	12,273	*
Manu Ohri, Director(8)	20,001	*

All Current Executive Officers and Directors as a Group (5 persons)(9)	3,838,205	49.3%

*	Represents beneficial ownership of less than 1% of the outstanding Common Stock.

(1)	Based on a Schedule 13D/A filed with the SEC on April 2, 2025 by Jeff Toghraie, Intrepid, of which Mr. Toghraie is the managing director, and Don Frank Nathaniel Vasquez and a Form 4 filed by Mr. Toghraie with the SEC on October 15, 2024, Mr. Toghraie may be deemed to beneficially own, in the aggregate, 3,507,871 shares of Common Stock, consisting of 1,246,700 shares of Common Stock held directly by Intrepid, over which Mr. Toghraie and Intrepid have shared voting and dispositive power; 1,275,000 shares of Common Stock held directly by Don Frank Nathaniel Vasquez, over which Mr. Toghraie and Intrepid have shared voting power with Mr. Vasquez, pursuant to a Voting Agreement and Irrevocable Proxy between Mr. Vasquez and Intrepid, pursuant to which Intrepid is authorized to vote and exercise all voting rights with respect to such shares; 213,333 shares of Common Stock issuable upon the exercise of options held by Mr. Toghraie that are exercisable within 60 days of the Record Date; and 772,838 shares of Common Stock that may be acquired upon the conversion of Series A Preferred held directly by Intrepid, over which Mr. Toghraie and Intrepid have shared dispositive power. The terms of the Voting Agreement and Irrevocable Proxy will expire on the earlier of: (i) October 17, 2026, (ii) such date and time designated by Intrepid in a written notice to Mr. Vasquez or (iii) the written agreement of Intrepid and Mr. Vasquez to terminate such agreement. The Series A Preferred is convertible into shares of Common Stock on a twenty-for-one basis, at the option of the holder, at any time; provided, that the holder may not convert that number of shares of Series A Preferred which would cause the holder to become the beneficial owner of more than 5% of the Company’s Common Stock, as determined in accordance with Sections 13(d) and (g) of the Exchange Act and the rules and regulations thereunder. The principal business office of Intrepid is located at 325 N. Maple Drive, #5114, Beverly Hills, California 90210.

(2)	Based on a Schedule 13D/A filed with the SEC on April 2, 2025 by Jeff Toghraie, Intrepid, and Don Frank Nathaniel Vasquez, Mr. Vasquez has sole voting power over 1,251 shares of Common Stock, sole dispositive power over 1,276,251 shares of Common Stock and shared voting power over 1,275,000 shares of Common Stock with Intrepid and Mr. Toghraie, pursuant to a Voting Agreement and Irrevocable Proxy between Mr. Vasquez and Intrepid, pursuant to which Intrepid is authorized to vote and exercise all voting rights with respect to such shares. The terms of the Voting Agreement and Irrevocable Proxy will expire on the earlier of: (i) October 17, 2026, (ii) such date and time designated by Intrepid in a written notice to Mr. Vasquez or (iii) the written agreement of Intrepid and Mr. Vasquez to terminate such agreement. The principal business address of Mr. Vasquez is 4700 Summerville Lane, Prosper, Texas 75078.

(3)	The principal address of Shircoo, Inc. is 2350 Allview Terrace East, Los Angeles, California 90068.

(4)	Based on a Schedule 13D/A filed with the SEC on January 13, 2025 by Jeff Brown and BZ Capital Strategies, of which Mr. Brown is the Co-Owner, Chairman and Chief Financial Officer, Mr. Brown may be deemed to beneficially own, in the aggregate, 266,810 shares of Common Stock consisting of: (i) 15,143 shares of Common Stock held directly by Mr. Brown; (ii) 151,667 shares of Common Stock issuable upon the exercise of options held by Mr. Brown that are exercisable within 60 days of the Record Date; and (iii) 100,000 shares of Common Stock held directly by BZ Capital Strategies. The principal business address of BZ Capital Strategies is 200 N. Swall Drive, Unit 513, Beverly Hills, California 90211.

(5)	Ms. Diaz Brickell, a former executive officer who is listed in the Summary Compensation Table, previously served as Chief Financial Officer until April 30, 2024. The number of shares is based on the Company’s records as of the date such shares were issued.

(6)	Includes 5,000 shares of unvested restricted stock, which will vest on January 13, 2026.

(7)	Includes 5,000 shares of unvested restricted stock, which will vest on January 13, 2026.

(8)	Includes 5,000 shares of unvested restricted stock, which will vest on January 13, 2026, and 10,000 shares held by Anarjay Concepts Inc., of which Mr. Ohri is the principal.

(9)	Includes 15,000 shares of unvested restricted Common Stock, options to purchase 365,000 shares of Common Stock that are exercisable within 60 days of the record date, and 772,838 shares of Common Stock that may be acquired upon the conversion of Series A Preferred.

ADDITIONAL INFORMATION

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). Our filings with the SEC are available on the SEC’s website at www.sec.gov. We also maintain a website at www.goaxil.com where we make available, free of charge, in the Investor Relations section, documents we file with or furnish to the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports. We make this information available as soon as reasonably practicable after we electronically file such materials with, or furnish such information to, the SEC. The information contained on or accessible through our website is not a part of, and is not incorporated by reference into, this Information Statement or any other report or document we file with the SEC. Copies of such documents are available in print at no charge to any stockholder who makes a request. Such requests should be made to our corporate secretary at our corporate headquarters, 9150 Wilshire Boulevard, Suite 245, Beverly Hills, California 90212 or by telephone at (888) 638-8883.

FORWARD-LOOKING STATEMENTS

Certain statements set forth in this Information Statement are forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements other than statements of historical facts contained in this Information Statement, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, outlook, and expected growth, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “aim,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors, many of which have outcomes that are difficult to predict and may be outside our control, that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We cannot assure you that the forward-looking statements in this Information Statement will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this Information Statement represent our views as of the date of this Information Statement. We anticipate that subsequent events and developments will cause our views to change; however, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Information Statement. Our subsequent SEC filings may contain updates to the forward-looking statements contained herein.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS
OF AXIL BRANDS, INC.,

/s/ Jeff Toghraie
Jeff Toghraie
Chief Executive Officer and Chairman of the Board of Directors [●], 2025

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AXIL BRANDS, INC.

AXIL Brands, Inc., (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.	This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 9, 2015, as amended by that Certificate of Amendment filed on June 13, 2022, that Certificate of Amendment filed on January 12, 2024, and that Certificate of Amendment filed on February 12, 2024 (as amended, the “Certificate of Incorporation”).

2.	Paragraph A of Article IV of the Certificate of Incorporation of the Corporation shall be amended and restated as follows:

“A. Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this Corporation is authorized to issue is forty-three million (43,000,000) shares, of which fifteen million (15,000,000) shares shall be Common Stock each with a par value of $0.0001 per share, and twenty-eight million (28,000,000) shares shall be Preferred Stock, each with a par value of $0.0001 per share. The number of authorized shares of Common Stock and Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.”

3.	Paragraph D of Article IV of the Certificate of Incorporation of the Corporation shall be amended and restated as follows:

“D. Series A Preferred. A series consisting of twenty-seven million, seven hundred seventy-three thousand, five hundred (27,773,500) shares of Preferred Stock with a par value of $0.0001 per share is hereby established and designated as the “Series A Preferred Stock” of this Corporation. The Series A Preferred Stock shall have the rights, preferences and privileges, and shall be subject to the restrictions, as are hereinafter set forth below.”

4.	These amendments were duly adopted and approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Section 228 and 242 of the DGCL.

5.	This Certificate of Amendment shall become effective as of [•], 2025 at 12:01 a.m. Eastern Time.

6.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned duly authorized officer this [•] day of [•], 2025.

AXIL BRANDS, INC.

Name: Jeff Toghraie
Title: Chief Executive Officer

A-1